UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 3, 2007

(Date of Report: Date of earliest event reported)

Winning Edge International, Inc.

(Exact name of registrant as specified in its charter)

                                                                                                                                                     Delaware                                  000-24520                                 04-3021770

                                                                                                                                      (State or other jurisdiction       (Commission File Number)      (IRS Employer ID No.)

                                                                                                                                            of incorporation)

5092 South Jones Boulevard, Las Vegas, Nevada 89118

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 967-6000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17      CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

     CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01

 Entry into a Material Definitive Agreement.

Asset Sale

On July 3, 2007, Winning Edge International, Inc., a Delaware corporation, (“Winning Edge”) and its wholly owned subsidiary Global Sports Edge, Inc., a Delaware corporation (“Global Sports”), entered into an Asset Purchase Agreement (the “Agreement”) with Betbrokers, PLC a corporation organized under the laws of the United Kingdom (“Betbrokers”).  Pursuant to the Agreement, Global Sports will sell all of its assets to Betbrokers in exchange for stock of Betbrokers.  The number of shares of Betbrokers to be received as consideration for the assets sale is that number of shares equal to six million eight hundred thousand dollars ($6,800,000) based on the five day average closing price of Betbrokers stock prior to the closing of the Agreement.  Betbrokers’ stock is traded on the London Stock Exchange Alternative Investment Market commonly referred to as AIMS.  As a condition of the Agreement, Global Sports and Winning Edge will be pledging the shares received from Betbrokers to obtain a two million one hundred thousand dollar ($2,100,000) loan (the “Loan”) which will be used to pay off existing liabilities and to help fund the transfer of the assets and related business to Betbrokers.  Winning Edge anticipates all of the proceeds of the Loan will be used to cover ongoing expense and liabilities which are now due or are coming due.  Additionally, as part of the asset sale, five hundred eighty one thousand five hundred dollars ($581,500) will be given to Betbrokers to help fund operations, expenses and for reimbursing for advances received for advertising to be completed in 2007.

Winning Edge anticipates repaying the Loan through the sale of Betbrokers’ stock.  Following payment of the Loan, Winning Edge intends to have any remaining shares of Betbroker sold and distribute the proceeds to Winning Edge shareholders of record on the closing date of the Agreement.  At this time, Winning Edge cannot say if there will be any proceeds from stock sales to distribute to shareholders.  Winning Edge is entering into this transaction as part of a liquidation of its operations.  With Winning Edge’s operations not being profitable and without funds to continue to support the operations, Winning Edge’s management has determined it needs to terminate its ongoing operations through the sale of its assets and business.  Winning Edge does not anticipate any distribution to shareholders for some time since the Loan must be paid and potential set-offs set forth in the Agreement must be satisfied before any payments to shareholders.  Additionally, no payments can be made to shareholders until all debts are satisfied in full.  The closing of the Agreement is subject to Winning Edge’s shareholder approval.

This summary is qualified in its entirety by reference to the Agreement.

ITEM 9.01  Financial statements and Exhibits

(c) Exhibits.

Exhibit 10.1

Asset Purchase Agreement by and Among Winning Edge International, Inc., Global Sports Edge, Inc., Wayne Allyn Root and Betbrokers, PLC

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Winning Edge International, Inc.

By: /s/_______________________________

Date: July 3, 2007

      Jeff Johnson, Chief Financial Officer